Gates Industrial Provides Update on Expectations for First Quarter 2021
Denver, CO, April 1, 2021
Gates Industrial Corporation plc (NYSE:GTES), a global manufacturer of innovative, highly engineered power transmission and fluid power solutions, in light of questions received on recent macro supply chain and logistics disruptions, is providing an update on its performance expectations for the first quarter ending April 3, 2021.
"We are seeing continued strength across our global business and have not experienced a significant impact from supply chain or logistics disruptions,” said Ivo Jurek, Gates Industrial’s Chief Executive Officer. "We now expect our first-quarter total revenue to increase in the range of 21.5% to 22.5% year-over-year compared to our previously communicated guidance of 14.1% to 18.3%. We anticipate our first-quarter Adjusted EBITDA margin will be in the range of 21.5% to 22.0% compared to our previous expectation of 21.0% to 22.0%. We will provide a more fulsome update during our earnings release in early May.”

About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are related to and based on management’s current expectations regarding the performance of the Company’s business and financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause the Company’s results to differ materially from those described in the forward-looking statements. Certain of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement should circumstances change, except as required by law.

Non-GAAP Financial Measures
This press release references Adjusted EBITDA margin, which is a non-GAAP financial measure that management believes is useful to investors, securities analysts and other interested parties. Non-GAAP financial measures like Adjusted EBITDA margin should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Reconciliation of projected Adjusted EBITDA for the first quarter of 2021 to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all of the components required to provide such reconciliation, including with respect to restructuring expenses and other non-recurring or unusual items that may be incurred during the period. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com

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